UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) March 28, 2011

Spartan Gold Ltd.
(Exact name of registrant as specified in its charter)

Nevada	001-34996	27-3726384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13951 N. Scottsdale Rd., Suite 233, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 391-7400

_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Option and Mining Claim Acquisition Agreement - Ziggurat Property

On March 28, 2011, Spartan Gold Ltd., a Nevada corporation (the “Company”), Mexivada Mining Corporation (“Mexivada”) and Sphere Resources, Inc. (“Sphere”) entered into an Amendment to their Option and Mining Claim Acquisition Agreement previously signed on December 27, 2010, and reported in a Form 8K on December 28, 2010. This amendment pertains to the property known as “Ziggurat” located within the Round Mountain – Northumberland Trend in Elko County, Nevada.

Under the original terms of the Option and Mining Claim Acquisition Agreement, Spartan Gold is responsible for financing of the first stage exploration activities at Ziggurat. Sphere Resources, Inc., a joint-venture partner, will assume the responsibility to complete the mining feasibility study for the project upon completion of the exploration program. This agreement enables Spartan Gold, along with its joint venture partner Sphere Resources, Inc., to acquire an equally shared 70% interest in the Ziggurat gold concession.

This Amendment entered into on March 28, 2011 provides a) the Company retains the full 70% interest in the Ziggurat gold concession, b) the Company will acquire an additional 5% interest in the Ziggurat gold concession from Mexivada, and c) the Company shall assume the responsibility for the second phase of exploration, and the mining feasibility study, for which Sphere was previously responsible for. As a result of this Amendment, when the Company fulfills its obligations under the Option and Mining Claim Acquisition Agreement, it shall own the majority 75% interest outright, free and clear of all charges, encumbrances and claims, save for certain Mining Lease and Royalties.

Under the terms of this Amendment, the Company is required to make payments to Sphere of $117,250 and $16,750 to Mexivada to secure the 75% ownership position. Additionally the Company shall issue to Sphere 7,862,500 common restricted shares, and a warrant to purchase an additional 3,862,000 common restricted shares at a price of $1.00; and issue to Mexivada 837,500 common restricted shares and a warrant to purchase an additional 837,500 common restricted shares at a price of $1.00. Additionally as part of the consideration of the transaction, the Company shall register 500,000 shares for Sphere and 125,000 shares for Mexivada as part of the Company’s S-1 Registration Statement now being prepared.

Amendment to Option and Mining Claim Acquisition Agreement - Poker Flats Property

On March 28, 2011, Spartan Gold Ltd., a Nevada corporation (the “Company”), Mexivada Mining Corporation (“Mexivada”) and Sphere Resources, Inc. (“Sphere”) entered into an Amendment to their Option and Mining Claim Acquisition Agreement previously signed on December 22, 2010, and reported in a Form 8K on December 28, 2010. This amendment pertains to the property known as “Poker Flats” located within the Carlin Mining District in Elko County, Nevada.

Under the original terms of the Option and Mining Claim Acquisition Agreement, Spartan Gold is responsible for financing of the first stage exploration activities at Poker Flats. Sphere Resources, Inc., a joint-venture partner, will assume the responsibility to complete the mining feasibility study for the project upon completion of the exploration program. This agreement enables Spartan Gold, along with its joint venture partner Sphere Resources, Inc., to acquire an equally shared 70% interest in the Poker Flats gold concession.

This Amendment entered into on March 28, 2011 provides a) the Company retains the full 70% interest in the Poker Flats gold concession, b) the Company will acquire an additional 5% interest in the Poker Flats gold concession from Mexivada, and c) the Company shall assume the responsibility for the second phase of exploration, and the mining feasibility study, for which Sphere was previously responsible for. As a result of this Amendment, when the Company fulfills its obligations under the Option and Mining Claim Acquisition Agreement, it shall own the majority 75% interest outright, free and clear of all charges, encumbrances and claims, save for certain Mining Lease and Royalties.

Under the terms of this Amendment, the Company is required to make payments to Sphere of $57,750 and $8,250 to Mexivada to secure the 75% ownership position.  Additionally the Company shall issue to Sphere 3,887,500 common restricted shares, and a warrant to purchase an additional 1,887,500 common restricted shares at a price of $1.00; and issue to Mexivada 412,500 common restricted shares and a warrant to purchase an additional 412,500 common restricted shares at a price of $1.00. Additionally as part of the consideration of the transaction, the Company shall register 500,000 shares for Sphere and 125,000 shares for Mexivada as part of the Company’s S-1 Registration Statement now being prepared.

Tomera Mining Lease and Agreement

On April 1, 2011, Spartan Gold Ltd., a Nevada corporation (the “Company”) and K & K Tomera Lands, LLC, a Nevada Limited Liability Company (“Tomera”) entered into a Mining Lease and Agreement (the “Agreement”).  This Mining Lease and Agreement pertains to the property located within the Carlin Mining District in Elko County, Nevada.

Under the terms of the Agreement, Tomera grants, lets and leases exclusively to Spartan Gold the property, together will all ores and minerals of every kind, except geothermal resources, coal and oil and gas and other hydrocarbons, water and sand and gravel, in, or under the Property, with the exclusive right to prospect and explore for, mine by any method now known or hereafter discovered, process, mill, prepare for market, store, sell, and dispose of the same; and together with all such rights-of-way and easements to the extent owned by Tomera, if any, through, over, on or appertaining to the Property.  The property initially contains 1,760 net mineral acres and may be modified to increase or decrease over time at the option of the Company.

Under the terms of this Agreement, the Company agrees to pay Tomera a Production Royalty of 5% of Net Smelter Returns, as defined in the Agreement.  In order to maintain this Agreement in effect, the Company shall pay to Tomera Advance Minimum Royalty (“AMR”) Payments.  AMR payments are calculated based on the net mineral acres leased on an annual basis.  The Company paid, at the execution of the Agreement, $30,800 for the first year of the lease based on the 1,760 net mineral acres leased at $17.50 per acre.  Future AMR payments, on a per net mineral acre basis, are: $17.50 per acre on the first and second anniversaries of the Agreement, $21.00 per acre on the third and fourth anniversaries, $24.50 per acre on the fifth and sixth anniversaries, and $28.00 per acre on the seventh and any subsequent anniversaries.  The term of the Agreement is for a period of ten years.  The Company has the option to extend the initial term for an additional ten year period.

Item 9.01 Exhibits.

Exhibit No.	Description

10.1	Amendment to Option and Mining Claim Acquisition Agreement (Ziggurat) between Spartan Gold Ltd., Mexivada Mining Corporation, and Sphere Resources, Inc.

10.2	Amendment to Option and Mining Claim Acquisition Agreement (Poker Flats) between Spartan Gold Ltd., Mexivada Mining Corporation, and Sphere Resources, Inc.

10.3	Mining Lease and Agreement between Spartan Gold Ltd. And K & K Tomera Lands, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.

Date: April 11, 2011	By: /s/ William Whitmore
William Whitmore Chief Executive Officer and Director